Glatfelter Corporation

Restricted Stock Unit Award Certificate
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Award Number: ____-RSU-01 Award Date: _____________

Number of Restricted Stock Units:

Vesting Schedule: _____________

THIS CERTIFIES THAT Glatfelter Corporation, a Pennsylvania corporation (the “Company”) has on the Award Date specified above granted to:

[CEO]

(the “Participant”) an award (the “Award”) to receive that number of Restricted Stock Units (the “RSUs”) indicated above in the space labeled “Number of Restricted Stock Units,” each RSU representing the right to receive one share of the Company’s common stock (the “Common Stock”), subject to the terms and conditions contained in this Award Certificate and the Company’s 2022 Long-Term Incentive Plan (the “Plan”). In the event of any conflict between the terms of the Plan and this Award Certificate, the terms of the Plan will prevail. Any capitalized terms not defined herein will have the meaning set forth in the Plan.

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1.Rights of the Participant with Respect to the Restricted Stock Units.

(a) No Shareholder Rights. The RSUs granted under this Award do not and will not entitle the Participant to any rights of a holder of Common Stock. The rights of the Participant with respect to the RSUs will remain forfeitable at all times prior to the date on which the rights become vested, according to Section 2, 3, 4 or 7.

(b) Dividend Equivalents. During the period from the Award Date to the issuance of shares of Common Stock according to Section 1(c), the Participant will be credited with deemed dividends (a “Deemed Dividend”) in an amount equal to each cash dividend payable after the Award Date, just as though the Participant, on the record date for payment of the dividend, had been the holder of record of shares of Common Stock equal to the number of RSUs represented by this Award Certificate. The Deemed Dividends will be converted to additional RSUs, rounded down to the nearest whole number, by dividing the Deemed Dividends by the Fair Market Value of one share of Common Stock on the date the cash dividend to which it relates is paid. The Company will establish a bookkeeping record to account for the Deemed Dividends and additional RSUs to be credited to the Participant. The additional RSUs represented by Deemed Dividends are subject to the same vesting requirements as the Award.

(c) Conversion of Restricted Stock Units; Issuance of Common Stock.

(i) No shares of Common Stock will be issued to the Participant prior to the date on which the RSUs vest, in accordance with Section 2, 3, 4 or 7. Neither this Section 1(c) nor any action taken according to this Section will be construed to create a trust of any kind. After vesting takes place according to Section 2, 3, 4 or 7, the Company will cause to be issued, within thirty (30) days following the date of vesting (subject to Section 6(a)), in payment for such RSUs that number of shares of Common Stock equal to the number of vested RSUs.

(ii) Notwithstanding anything in the Agreement to the contrary: If the Participant incurs a Separation from Service on account of Retirement, death, Disability, or a CIC Termination (as defined below), in each case, upon or within two years after a Change in Control that constitutes a “change in control event” for purposes of Code section 409A (“409A CIC”), payment in respect of the vested RSUs will be made to the Participant within sixty (60) days following such Separation from Service, subject to Section 6(a) below. If a Participant incurs a Separation from Service on account of Retirement and a Change in Control that constitutes a 409A CIC subsequently occurs before the final Vesting Date, any RSUs that vest pursuant to Section 4(c) will be paid upon the Change in Control. If a Change in Control does not constitute a 409A CIC or if the Separation from Service occurs more than two years after a 409A CIC, and if required by Code section 409A, payment will be made on the date on which payment would have been made had there been no Change in Control.

2. Vesting.

(a) Except as set forth in Section 4(b) or 4(c), the RSUs will vest on the following dates; provided the Participant remains continuously employed by the Company on the applicable dates below (each, a “Vesting Date”): _____________

Except as provided in Sections 3, 4 or 7, if the Participant should, prior to the applicable Vesting Date, have a Separation from Service, the unvested RSUs will, upon the occurrence of the event, be forfeited and no shares of common stock will be issued to the Participant.

(b) The vesting of the RSUs is cumulative but shall not exceed 100% of the RSUs. If the foregoing schedule or the provisions of Section 3 would produce fractional units, the number of RSUs vesting shall be rounded up to the nearest whole unit, but not in excess of 100% of the RSUs.

3. Early Vesting upon Separation following Change in Control. Notwithstanding the vesting provision contained in Section 2 and Section 4(c), but subject to the other terms and conditions set forth herein, including Section 7, and provided that the Participant is employed by the Company immediately prior to a Change in Control, as hereinafter defined, in the event of the Participant’s (i) involuntary Separation from Service by the Company other than for Cause or (ii) voluntary Separation from Service for Good Reason, in each case upon or following a Change in Control and before the final Vesting Date (in either case, a “CIC Termination”), all of the unvested RSUs will become fully vested.

1.Forfeiture or Early Vesting upon Separation from Service.

(a)     Separation from Service Generally. If, prior to vesting of the RSUs according to Section 2, the Participant has a Separation from Service with the Company or any of its subsidiaries for any reason (voluntary or involuntary) other than death, Disability, or Retirement, then any unvested RSUs will be immediately and irrevocably forfeited.

(b) Death or Disability. Provided that the Participant is employed by the Company immediately prior to such event, upon the Participant’s death or Disability (whether or not a Separation from Service), then all unvested RSUs will become fully vested.

(c)     Vesting upon Retirement. If the Participant incurs a Separation from Service due to Retirement on or following ____, the RSUs will vest on the __________ in accordance with the schedule set forth in Section 2(a), without regard to continued service. Restrictions on all RSUs that vest in accordance with this Section 4(c) will lapse on the applicable Vesting Date specified above in Section 2(a) and be paid out after the applicable Vesting Date according to Section 1(c). If the Participant incurs a Separation from Service due to Retirement before the ____, the RSUs shall be forfeited, unless Section 3 applies.

5. Restriction on Transfer. The RSUs and any rights under the Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Participant, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition of RSUs or other rights under the Award will be void and unenforceable against the Company and will result in the immediate forfeiture of such RSUs and rights. Notwithstanding the foregoing, the Participant may, in the manner established by the Compensation Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any shares of Common Stock issued or any cash paid with respect to the RSUs upon the death of the Participant.

6. Tax Matters; Compliance with Code section 409A.

(a) Distributions of Common Stock in payment for RSUs as described herein which represent a “deferral of compensation” within the meaning of Code section 409A will conform to the applicable requirements of Code section 409A including, without limitation, the requirement that a distribution to a Participant who is a “specified employee” within the meaning of Code section 409A(a)(2)(B)(i) which is made on account of the specified employee’s Separation from Service will not be made before the date which is six (6) months after the date of Separation from Service. If such distribution is delayed pursuant to Code section 409A, the distribution will be paid within thirty (30) days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within ninety (90) days of the Participant’s death. In no event shall the Participant, directly or indirectly, designate the calendar year of payment.

(b) In order to comply with all applicable federal, state and local tax laws or regulations, the Company may take such actions as it deems appropriate to ensure that all applicable federal, state and local payroll, withholding, income or other taxes are withheld or collected from the Participant.

(c) The Company will take such actions as it deems appropriate to ensure all applicable federal, state, local or foreign taxes are withheld or collected from the Participant. In accordance with the terms of the Plan, the Committee hereby confirms that the Participant may elect to satisfy the Participant’s federal, state, local and foreign tax withholding obligations arising from the receipt of shares of Common Stock following the vesting of the RSUs by (i) delivering a check or money order payable to the Company in an amount equal to the federal, state, local or foreign taxes the Company is required to withhold to satisfy its withholding obligations, or (ii) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered having a Fair Market Value equal to the amount of such federal, state, local or foreign taxes the Company is required to withhold to satisfy its minimum withholding obligations (or such other withholding rate as is affirmatively approved by the Committee). The Company will not deliver any fractional share of Common Stock but will instead round down to the next full number the amount of shares of Common Stock to be delivered. The Participant’s election must be made on or before the date that any such withholding obligation with respect to the RSUs arises, based on procedures established by the Company. If the Participant fails to make a timely election, the Company will have the right to withhold a portion of the shares of Common Stock otherwise to be delivered having a Fair Market Value equal to the amount the Company’s minimum withholding obligations with respect to such taxes.

7. Change in Control; Value Restoration Payment. In the event of a Change in Control in which the Company’s stock is no longer the stock of the surviving entity, the Company will cause the surviving entity to issue replacement RSUs (“Replacement RSUs”). The number of Replacement RSUs to be issued will be calculated based on the fair market value of the Company’s Common Stock at the date of the Change in Control divided by the fair market value of the surviving entity’s common stock on such date. If such replacement RSUs are not issued for any reason, or if the common stock of the surviving entity is not publicly traded at the date of the Change in Control, then, notwithstanding the provisions of Section 3, all RSUs will vest in full upon the occurrence of the Change in Control.

The terms and provisions of this Certificate will continue to apply to the Replacement RSUs when issued, including, without limitation, Section 3. In addition, the Participant will be entitled to receive, with respect to Replacement RSUs that vest, a value restoration payment with respect to such Replacement RSUs (a “Value Restoration Payment”). The Value Restoration Payment will be equal to the difference between the fair market value of the surviving entity’s common stock on the date of the Change in Control and, if less, the fair market value of the surviving entity’s common stock on the date on which the Replacement RSUs vest. For example, if the surviving entity’s common stock fair market value is $20.00 per share on the date of the Change in Control and is $15.00 per share on the date of vesting, the Participant will be entitled to receive a Value Restoration Payment equal to $5.00 per Replacement RSU with respect to each Replacement RSU vesting on such vesting date. Any such Value Restoration Payment will include interest (at the prime rate of interest of the Company’s principal bank in effect on the vesting date for the period between the date of the Change in Control and the vesting date) and will be paid in cash at the same time the Replacement RSUs are paid.

8. Miscellaneous.

(a) The Award does not confer on the Participant any right with respect to the continuance of any relationship with the Company or its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such relationship at any time.

(b) The Company will not be required to deliver any shares of Common Stock upon vesting or lapse of restrictions of any RSUs until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(c) All distributions under this Award shall be subject to any applicable clawback or recoupment policies, insider trading policies, policies prohibiting pledging or hedging of shares of Common Stock, and other polices that may be implemented by the Board from time to time.

(d) An original record of the Award and all the terms thereof, executed by the Company, will be held on file by the Company. To the extent there is any conflict between the terms contained in the Award Certificate and the terms contained in the original record held by the Company, the terms of the original record held by the Company will control.

9. Definitions.

(a) “Board” will have the meaning set forth in the Plan.

(b) “Cause” will mean (i) an act or acts of personal dishonesty taken by the Participant and intended to result in substantial personal enrichment of the Participant at the expense of the Company, (ii) the Participant’s willful, deliberate and continued failure to substantially perform for the Company the normal material duties related to Participant’s job position which are not remedied in a reasonable period of time after receipt of written notice from the Company, (iii) violation by the Participant of any of the

Company’s policies, including, but not limited to, policies regarding sexual harassment, insider trading, confidentiality, non-disclosure, non-competition, non-disparagement, substance abuse and conflicts of interest and any other written policy of the Company, which violation could result in the termination of the Participant’s employment; or (iv) the conviction of the Participant of a felony.

(c) “Change in Control.” will have the meaning set forth in the Plan.

(d) “Code” will mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” will have the meaning set forth in the Plan.

(f) “Disability” will have the meaning set forth in the Plan.

(g) “Fair Market Value” will have the meaning set forth in the Plan.

(h) “Good Reason” will mean “Good Reason” as defined in the Participant’s Change in Control Employment Agreement for those Participants subject to such agreement; otherwise, “Good Reason” will mean (i) a material diminution in the Participant’s base salary, or (ii) a material change in the geographic location at which the Participant must perform services (for this purpose, a requirement that the Participant’s services be performed at a location less than forty (40) miles from the location where the Participant previously performed services will not be considered a material change. In order for termination to be for Good Reason, within ninety (90) days after the occurrence of any of the events listed in clauses (i) or (ii) above, (x) the Participant must deliver written notice to the Company of his/her intention to terminate his/her employment for Good Reason specifying in reasonable detail the facts and circumstances deemed to give rise to the Participant’s right to terminate his/her employment for Good Reason, (y) the Company will not have cured such facts and circumstances within thirty (30) days after delivery of such notice by the Participant to the Company, and (z) the Participant must have a Separation from Service no later than thirty (30) days following the expiration of such thirty (30) day cure period.

(i) “Retirement” will mean the retirement of an employee from employment with the Company and all affiliates on or after attaining age sixty five (65), or on or after attaining age fifty five (55) with a minimum of ten (10) years of service.

(j) “Separation from Service” will have the meaning set forth in the Plan.

A copy of the Plan is attached to this Certificate.

GLATFELTER CORPORATION

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By my signature below, I hereby acknowledge receipt of this Award Certificate on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge that I reviewed the Plan and agree to conform to all of the terms and conditions of the Award Certificate and the Plan.

Signature: Date: